Exhibit 99.1
Investor Presentation November 2011 Ticker: HVB www.hudsonvalleybank.com

Safe Harbor Statement "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This presentation includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as the Company or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are not historical facts and are subject to certain risks and uncertainties that could cause actual results, levels of activity, performance or achievements to differ materially from those in forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We caution you not to place undue reliance on these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, statements regarding: (a) further increases in our non-performing loans and allowance for loan losses; (b) ineffectiveness in managing our commercial real estate portfolio; (c) lower than expected future performance of our investment portfolio; (d) a lack of opportunities for growth, plans for expansion (including opening new branches) and increased or unexpected competition in attracting and retaining customers; (e) continued poor economic conditions generally and in our market area in particular, which may adversely affect the ability of borrowers to repay their loans and the value of real property or other property held as collateral for such loans; (f) lower than expected demand for our products and services; (g) possible impairment of our goodwill and other intangible assets; (h) other than temporary impairment charges on our investment securities; (i) our ability to manage interest rate risk; (j) increased expense and burdens resulting from the regulatory environment in which we operate and our ability to comply with existing and future regulatory requirements; (k) our inability to maintain regulatory capital above the levels required by the Office of the Comptroller of the Currency, or the OCC, for Hudson Valley Bank and the levels required for us to be "well-capitalized", or such higher capital levels as may be required; (l) proposed legislative and regulatory action may adversely affect us and the financial services industry; (m) legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations) may subject us to additional regulatory oversight which may result in increased compliance costs and/or require us to change our business model; (n) potential increases or changes in competition among financial institutions and potential increases in interest expense resulting from the FRB's recent repeal of Regulation Q, which will permit banks to offer interest-bearing demand deposit accounts to commercial customers; (o) future increased Federal Deposit Insurance Corporation, or FDIC, special assessments or changes to regular assessments; (p) our inability to raise additional capital in the future; (q) potential liabilities under federal and state environmental laws; and (r) limitations on dividends payable by Hudson Valley or Hudson Valley Bank. For a more detailed discussion of these factors, see the Risk Factors discussion in the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The forward-looking statements included in this presentation are made only as of the date hereof and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

"Upstairs Bank" focused primarily on middle market commercial customers and their principals - "Not a traditional retail community bank" Concentrated focus on specific targeted niche businesses, entrepreneurs and professional service firms throughout the New York Metropolitan area Strong commitment to relationship banking, not transactional-based banking Deposit generation with focus on relationship based low-cost core deposits Providing prudent, well collateralized loans in the Bank's home markets "Lending where we live" Stable and deep management team with extensive in-market experience that are highly accessible to customers Significant ownership interest in Company by Board and Senior Management which strongly aligns their interests with stockholders Business Philosophy

Current Drivers of Financial Performance Capital Ratios in excess of "well capitalized" minimums Longstanding record as efficient operator maintained Superior NIM and low deposit funding costs continue Underwriting and credit quality improvement a key focus Strong growth in multi-family loans Growing returns to shareholders and supporting the ability to pay a meaningful dividend

Company Footprint Largest bank headquartered in Westchester County Business segments Hudson Valley Bank: $2.9 billion commercial bank with 35 branches throughout Westchester, Rockland, the Bronx, Manhattan and Brooklyn in NY and Fairfield County and New Haven County, in CT A.R. Schmeidler: Wealth management firm with $1.3 billion in assets under management Source: SNL Financial; deposit data and map as of 06/30/2011; branch count as of 9/30/2011 Branch Network - County Level Branches Deposits US$000s New York State Westchester New York (Manhattan) Bronx Rockland Kings (Brooklyn) Connecticut Fairfield 5 $56,545 New Haven 1 4,278 $1,723,387 372,258 193,384 75,266 7,936 18 5 4 1 1

Summary Financial Highlights 2011 2010 2011 2010 Earnings: Net Interest Income $87,120 $83,119 Non Interest Income $14,764 $9,320 Non Interest Expense $61,188 $55,014 Net Income $20,764 ($2,029) Net Interest Margin 4.47% 4.21% Diluted Earnings (Loss) Per Share $1.17 ($0.12) Dividends Per Share $0.50 $0.51 Return on Average Assets 0.99% (0.10)% Return on Average Equity 9.38% (0.92)% Efficiency Ratio 58.57% 55.50% Tangible Common Equity Ratio 9.6% 9.3% Average Assets $2,788,406 $2,816,583 Average Net Loans $1,832,866 $1,727,807 Average Deposits $2,374,651 $2,327,062 Average Stockholders' Equity $295,084 $293,454 Nine Months Ended September 30th Dollars in thousands, except per share amount

Quarterly Summary Financial Highlights

	Three Months Ended						
	Q1 2010	Q2 2010	Q3 2010	Q4 2010	Q1 2011	Q2 2011	Q3 2011
Earnings:	Dollars in thousands, except per share amount						
Net Interest Income	$28,186	$27,680	$27,253	$27,537	$27,468	$29,614	$30,038
Non Interest Income	$2,793	$3,831	$3,843	$4,405	$5,219	$3,831	$5,714
Non Interest Expense	$18,454	$18,138	$18,422	$19,132	$20,450	$20,648	$20,090
Net Income	$4,855	($10,955)	$4,071	$7,142	$4,824	$7,432	$8,508
Net Interest Margin	4.40%	4.15%	4.09%	4.29%	4.39%	4.55%	4.47%
Diluted Earnings (Loss) Per Share	$0.27	($0.62)	$0.23	$0.41	$0.27	$0.42	$0.48
Dividends Per Share	$0.21	$0.21	$0.09	$0.14	$0.15	$0.15	$0.20
Return on Average Equity	6.52%	-14.82%	5.68%	9.88%	6.62%	10.13%	11.33%
Return on Average Assets	0.71%	-1.54%	0.57%	1.03%	0.71%	1.06%	1.18%
Efficiency Ratio	54.92%	54.80%	56.93%	58.38%	60.30%	58.80%	56.67%
Tangible Common Equity Ratio	9.7%	9.0%	9.3%	10.1%	10.0%	9.7%	9.6%
Average Assets	$2,746,700	$2,854,198	$2,847,740	$2,762,124	$2,699,169	$2,791,988	$2,872,159
Average Net Loans	$1,758,302	$1,731,967	$1,693,859	$1,674,320	$1,727,420	$1,840,076	$1,928,888
Average Deposits	$2,232,303	$2,360,598	$2,386,589	$2,566,156	$2,270,147	$2,383,267	$2,468,359
Average Stockholders' Equity	$297,941	$295,695	$286,849	$289,072	$291,426	$293,290	$300,338

Hudson Valley Holding Corp.

A Core Deposit Driven Franchise Deposit Composition - September 30, 2011 (1) Core deposits defined as total deposits less time deposits > $100,000 September 30 Deposit Composition - Demand Deposits $884 Checking with Interest 334 Savings Accounts 114 Money Market Accounts 1,040 Time Deposits > $100,000 116 Time Deposits < $100,000 41 Total $2,529 HVB Deposit Metrics September 30 Core Deposits (1) /Total Deposits 95.4% Cost of Total Deposits 0.36% 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 20.4 27.4 90 20.4 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Deposits/Total Funding 97.6% Loan/Deposit Ratio 78.8% US$MM 2011 2010 2011 2010 $790 336 119 954 139 58 $2,396 94.2% 0.51% 94.3% 76.7%

Growth in Deposits Drives Profitability (1) Core deposits defined as total deposits less time deposits > $100,000 and brokered deposits December, 2006 Includes approximately $127 million of deposits as part of New York National Bank acquisition (2) (1) 70% Core Deposits 95% Core (1) Deposits 1999 - 3Q 2011 CAGR of +13.9% 1999 - 3Q 2011 CAGR - 13.9%

Strong and Consistent NIM Fully tax equivalent basis 3Q-2011 figures are for nine month period ending September 30, 2011 (1) HVB's Q3-2011 NIM of 4.56% compares very favorably to median NIM of 3.89% (FTE) for banks included in SNL's US Bank $1B to $5B Index (1) (2) (2) (2) (2)

Diversified Loan Mix Loan Composition - September 30, 2011 Typical loan characteristics include: Low loan to value ratio Personal guarantees Multiproduct relationship (usually deposit related) De minimis shared national credit exposure (1) Total is gross of unearned income September 30, 2011 Loan Balances US$MM Real Estate C&D - Residential 62 62 C&D - Non-Residential 83 83 Owner Occupied CRE 318 318 Non-Owner Occupied CRE 500 500 Multifamily Loans 507 507 1-4 Family Mortgage 187 187 Home Equity 118 118 Commercial & Industrial 222 222 Consumer 28 28 Lease Financing 13 13 Other 2 2 Total (1) $2,040 $2,040 87%

Quarterly Loan Balances Real Estate Period Ending Q1 2010 Q2 2010 Q3 2010 Q4 2010 Q1 2011 Q2 2011 Q3 2011 C&D - Residential 75 70 65 70 67 63 62 C&D - Non-Residential 173 133 111 105 102 85 83 Owner Occupied CRE 303 308 309 318 317 324 318 Non-Owner Occupied CRE 489 476 479 478 505 521 500 Multifamily Loans 85 108 125 152 249 365 507 1-4 Family Mortgage 225 214 199 188 181 191 187 Home Equity 135 133 128 127 118 116 118 Commercial & Industrial 266 254 255 246 235 228 222 Consumer 27 26 23 28 28 27 28 Lease Financing 20 18 17 16 15 13 13 Other 2 4 2 4 2 2 2 Total (1) 1,800 1,744 1,713 1,732 1,819 1,935 2,040 (1) Total is gross of unearned income Dollars in Millions

Asset Quality and Reserves Note: Net Chargeoffs for 3Q 2011 & 3Q 2010 are Annualized Non Accrual Loans/Total Assets Loan Loss Reserve/Gross Loans Loan Loss Reserve/Non Accrual Loans Net Chargeoffs/Average Net Loans

Strong Capital and Liquidity Capital Ratios Core Funding (1) Core deposits defined as total deposits less time deposits > $100,000 and brokered deposits Very stable, long-term customer deposits drive funding Only funded debt is $16.5 million of FHLB borrowings

Historical Profitability Return on Average Assets Return on Average Equity Pre-Tax Pre-Provision Earnings per Share Earnings per Share

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